Exhibit 99.1

Disclaimer 2 Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: interest rate risk, including the effects of recent and potential additional rate increases by the Federal Reserve; fluctuations in the values of the securities held in our securities portfolio, including as the result of changes in interest rates; business and economic conditions generally and in the financial services industry, nationally and within our market area, including rising rates of inflation and possible recession; the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time at Silicon Valley Bank, Signature Bank and First Republic Bank that resulted in the failure of those institutions; loan concentrations in our portfolio; the overall health of the local and national real estate market; our ability to successfully manage credit risk; our ability to maintain an adequate level of allowance for loan losses; new or revised accounting standards, including as a result of the implementation of the Current Expected Credit Loss standard; the concentration of large loans to certain borrowers; the concentration of large deposits from certain clients, who have balances above current FDIC insurance limits; our ability to successfully manage liquidity risk, which may increase our dependence on non-core funding sources such as brokered deposits, and negatively impact our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; the composition of our senior leadership team and our ability to attract and retain key personnel; talent and labor shortages and high rates of employee turnover; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry, including from nonbank competitors such as credit unions and “fintech” companies; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us; the impact of recent and future legislative and regulatory changes, including in response to the recent failures of Silicon Valley Bank, Signature Bank and First Republic Bank; risks related to climate change and the negative impact it may have on our customers and their businesses; the imposition of other governmental policies impacting the value of products produced by our commercial borrowers; severe weather, natural disasters, wide spread disease or pandemics (including the COVID-19 pandemic), acts of war or terrorism or other adverse external events, including the Israeli-Palestinian conflict and the Russian invasion of Ukraine; potential impairment to the goodwill the Company recorded in connection with our past acquisition; changes to U.S. or state tax laws, regulations and guidance, including the new 1% excise tax on stock buybacks by publicly traded companies; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Certain of the information contained in this presentation is derived from information provided by industry sources. Although the Company believe that such information is accurate and that the sources from which it has been obtained are reliable, the Company cannot guarantee the accuracy of, and have not independently verified, such information. Use of Non-GAAP financial measures In addition to the results presented in accordance with U.S. General Accepted Accounting Principles (“GAAP”), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company’s operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures to the comparable GAAP measures are provided in this presentation.

The Finest Entrepreneurial Bank 3 Company Overview Branch-Light Model in Attractive Twin Cities Market Twin Cities Name: Bridgewater Bancshares, Inc. Headquarters: St. Louis Park, MN Ticker: NASDAQ: BWB; BWBBP Assets: $4.6 Billion Loans: $3.7 Billion Deposits: $3.7 Billion Shareholders’ Equity: $416.0 Million Serving a Commercial-Focused Client Base Track Record of Profitability, Growth and Efficiency • CRE lending • Acquisition financing • Construction lending • Affordable housing financing • Long-term multifamily financing • Commercial & business lending • Business / treasury management • SBA lending • 1-4 family rentals • Personal banking CRE, 30% Multifamily, C&D, 37% 10% C&I, 12% 1-4 Family, 11% Consumer, 0% $3.7B Business and Personal Banking Commercial Banking Loan Balances • Founded in 2005 by a group of banking industry veterans and local business leaders • Continuous profitability since the third month of operations • Proven stability, growth and profitability through various macroeconomic challenges, including the Great Recession, COVID-19 and recent bank failures • Expertise in commercial real estate with a focus in multifamily lending • Efficient operating model, with one of the lowest efficiency ratios in the industry • Organizational focus on risk management with a long track record of superb asset quality Data as of September 30, 2023 Current BWB Branch Future Branch Site in Lake Elmo, MN

Jerry Baack Chairman, CEO and President • Former regulator and responsible for all aspects of BWB formation • Lead founder of BWB in 2005 • 30+ years of banking experience Jeff Shellberg EVP and Chief Credit Officer • Holding company board member and oversees strong credit and underwriting culture • BWB founding member in 2005 • 35+ years of regulatory and banking experience Nick Place Chief Lending Officer • Client-focused while meeting and responding to market demands • Joined BWB in 2007 • 16 years of banking experience Mark Hokanson Chief Technology Officer • Proactively drives technology and innovative solutions to support future growth • Joined BWB in 2019 • 15 years of financial services technology experience Mary Jayne Crocker EVP and Chief Operating Officer • Implements unique corporate culture and strategic execution • Joined BWB in 2005 • 20+ years of financial services experience Joe Chybowski Chief Financial Officer • Strategic insights across the organization including capital and liquidity management • Joined BWB in 2013 • 13 years of banking and capital markets experience Lisa Salazar Chief Deposit Officer • Drives accountability and results through initiatives that deliver revenue growth, market share, new business opportunities and market penetration • Joined BWB in 2018 • 30 years of banking experience Strategic Leadership Team (SLT) with Broad Skill Sets and Industry Expertise 4 Approximately 20% of BWB’s common shares were owned by Board and SLT members as of September 30, 2023, demonstrating strong alignment with shareholders

A Culture-Driven Organic Growth Story

BRIDGEWATER BANCSHARES, INC.

Truly Unconventional Culture

- Entrepreneurial spirit unlike the culture at a typical bank
- Modern headquarters with an open layout promoting team member and client collaboration
- Commitment to provide clients with quick answers, responsive support and simple solutions
- Continued progress on environmental, social and governance initiatives (ESG)

Highly Efficient Business Model

- Branch-light model with a commercial real estate focus
- Efficient operating philosophy, including networking, banking tools and in-house expertise
- Relatively low levels of expenses as a percent of total assets
- Efficiency ratio impacted by higher interest rate environment, but consistently among the lowest in the industry

Robust Balance Sheet Growth

- Long track record of generating above-peer organic loan growth
- Emphasis on local commercial real estate and small business clients
- M&A-related market disruption has resulted in client and banker acquisition opportunities to support loan and deposit growth
- Intentionally slowing loan growth in the current environment to position the balance sheet for more profitable longer term growth

Proactive Risk Management

- Scaling of risk management function to address emerging risks and support growth plans
- Superb asset quality track record
- Decisive credit culture including measured risk selection, consistent underwriting, active credit oversight and deep industry experience
- Proactively assessing credit and repricing risks given the current economic environment

Strong Profitability and Shareholder Return Profile

8% — **Diluted EPS CAGR** since 2018

12% — **Tangible book value per share[1] CAGR** since 2018



Tangible Book Value per Share[1]
12.0% CAGR (peer median: 4.9%)[2]
$7.22
$8.33
$9.31
$10.98
$11.69
$12.37
2018
2019
2020
2021
2022
3Q23

[1] Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation.
[2] Includes publicly-traded banks on major exchanges with total assets between $3 billion and $10 billion as of September 30, 2023 (Source: S&P Capital IQ)

5

Our Core Values 6 Unconventional. Our clients notice a difference. Responsive. Under promise, over deliver. Dedicated. Don’t stop until you get it done. Growth. If you aren’t moving forward, where are you going? Accurate. It’s more than just an expectation. 6 Our Core Values

An Award-Winning Workplace Culture “In today’s environment, it is more important than ever to be able to recruit, retain and develop top talent. At Bridgewater, we have demonstrated an ability to do this through our unconventional culture and employee experience, extensive team member referral network, and even the launch of a new internship program to further enhance our talent pipelines.” Jerry Baack Chairman, CEO and President Top Workplaces Star Tribune 2016. 2017. 2018. 2020. 2021. 2022. 2023. Best Banks to Work For American Banker 2017. 2018. 2020. 2022. Corporate Headquarters Progressive Pay and Benefits Health and Wellness Committee Diversity, Equity and Inclusion Committee Volunteer Paid Time Off Modern, open design with an entrepreneurial spirit tailor-made for team building and collaboration Minimum wage of $20 per hour and discretionary bonuses for all team members regardless of level Providing team member opportunities to support physical fitness, nutrition and mental health Inclusive culture that encourages, supports and celebrates diversity of team members and communities in which we serve Team members receive up to 16 hours of PTO per year for volunteer activities supporting the Community Reinvestment Act 7

A Responsive Service Model 8 Our clients can expect… • Responsive support and simple solutions • A local bank of choice in a market where many local banks have left • Flexibility, market expertise and strong network connections The “Proven Process” for Our Clients • BEST Business Bank • BEST Small Business Banking • BEST Commercial Mortgage Lender An Award-Winning Client Experience • BEST Business Bank • BEST Community Bank

A Commitment to our Communities 9 Our communities can expect… Bridgewater’s commitment to investing, lending and volunteering in ways that serve low-to-moderate income segments in the Twin Cities ‘Outstanding’ Rating for Community Reinvestment Act Performance FDIC, 2023 $315K Total Contributions in 2022 1,141 Volunteer Hours in 2022 Empowering Women in Entrepreneurship In 2021, BWB established the BridgewatHER Network, a women’s networking cohort which brings together successful women in business and female entrepreneurs throughout the Twin Cities to network and share insights • ~175 female entrepreneurs and business leaders • Several events hosted at the BWB Corporate Center throughout the year • Led by BWB’s Chief Operating Officer, Mary Jayne Crocker Mary Jayne Crocker EVP and Chief Operating Officer

Environmental, Social and Governance (ESG) 10 We are committed to establishing and advancing impactful initiatives that support our corporate responsibility as a growing local bank in the Twin Cities, while regularly sharing our progress with our stakeholders Our ESG Commitment Our ESG Priorities Team Members, Clients and Communities Diversity, Equity and Inclusion Leverage our unconventional corporate culture to leave a positive lasting impact on our team members, clients and communities Ensure strong corporate governance oversight including an effective risk management framework to support a growing organization Create a diverse, equitable and inclusive work environment and community Contribute to a healthier natural environment in the communities in which we live and work Corporate Governance Environmental ESG Oversight • Board-level Nominating and ESG Committee oversees Bridgewater's strategy and practices related to ESG • Management-level ESG Committee focused on developing, implementing and growing a formal ESG program For more about Bridgewater’s commitment, priorities and initiatives related to ESG, please visit our ESG webpage at www.BWBMN.com/about-Bridgewater/esg

Attractive Twin Cities Market Built for Business 11 #1 Fortune 500 companies per capita (16)1 Large Corporate Presence #1 State with highest average credit score (726)2 Credit Worthy Population #1 Best place for women entrepreneurs3 Women Entrepreneurs #5 Top State for Business4 State for Business #7 Small-business job growth (Minneapolis market)5 Business Focus Top 20 Most populated area in the U.S. with 3.0% projected population growth by 20286 High Growth MSA 3.00% 1.54% 2.14% Twin Cities Midwest US $93,724 $70,616 $73,530 Twin Cities Midwest US Banking industry disruption caused by M&A activity has led to opportunities for client and talent acquisition in the Twin Cities Banking Industry Disruption 2023 Median Household Income ($)7 2023 – 2028 Proj. Population Growth (%)⁶ 1 Source: Minnesota Department of Employment and Economic Development 2 Source: Experian – State of Credit, 2021 3 Source: Minneapolis-St. Paul Smart AssetTM, 2020 4 Source: CNBC, 2023 5 Source: Minnesota Department of Employment and Economic Development 6 Source: S&P Capital IQ 7 Source: S&P Capital IQ, Midwest includes ND, SD, NE, KS, MN, IA, MO, WI, IL, IN and OH

Deposit Market Share Momentum in the Twin Cities Continues

BRIDGEWATER BANCSHARES, INC.

Total Deposits – Minneapolis/St. Paul MSA[1]

2012

Rank	Bank	HQ	Branches	Deposits ($M)	Market Share
1	Wells Fargo & Co.	CA	100	$ 79,407	49.80%
2	U.S. Bancorp	MN	100	$ 43,088	27.02%
3	Ameriprise Financial Inc.	MN	1	$ 5,107	3.20%
4	TCF Financial Corp.	MN	102	$ 4,992	3.13%
5	Bank of Montreal	CAN	34	$ 2,760	1.73%
6	Bremer Financial Corp.	MN	30	$ 2,205	1.38%
7	Associated Banc-Corp	WI	28	$ 1,395	0.87%
8	Klein Financial Inc.	MN	18	$ 1,129	0.71%
9	Anchor Bancorp Inc.	MN	15	$ 1,126	0.71%
10	Central Bancshares Inc.	MN	16	$ 732	0.46%
17	**Bridgewater Bancshares, Inc.**	**MN**	**2**	**$ 398**	**0.25%**
	Top 10			**$ 141,941**	**89.01%**
	MSA Total			**$ 159,467**	

2023

Rank	Bank	HQ	Branches	Deposits ($M)	Market Share
1	U.S. Bancorp	MN	84	$ 95,116	40.15%
2	Wells Fargo & Co.	CA	88	$ 50,360	21.26%
3	Ameriprise Financial Inc.	MN	2	$ 20,933	8.84%
4	Huntington Bancshares Inc.	OH	69	$ 6,565	2.77%
5	Bank of Montreal	CAN	27	$ 6,480	2.74%
6	Bremer Financial Corp.	MN	19	$ 5,302	2.24%
7	Bank of America Corp.	NC	18	$ 4,521	1.91%
8	State Bancshares, Inc.	ND	7	$ 3,958	1.67%
9	Old National Bancorp	IN	29	$ 3,631	1.53%
10	**Bridgewater Bancshares, Inc.**	**MN**	**7**	**$ 3,609**	**1.52%**
	Top 10			**$ 200,474**	**84.36%**
	MSA Total			**$ 237,643**	

Market Ripe for Continued Market Share Gains

- Top-heavy deposit market **(top 2 market share = 61%)**
- Top 2 have lost market share each of the last eight years **(2014: 84% / 2023: 61%)**
- Very fragmented market after the top 2 with no other traditional bank having market share over 3%
- BWB has a 10-year CAGR of 23%, compared to the MSA of 3%
- Significant M&A activity in the market over the past several years has created opportunities for talent and client acquisition
- BWB has a local banking advantage with only 4 of the top 10 banks headquartered in MN

Not All Is Lost In Local Banking

BWBMN.COM
Member FDIC

BRIDGEWATER BANK

[1] Source: S&P Capital IQ (data as of June 30th of each year)

12

History of Robust Organic Asset Growth 13 $1,184 $76 $929 $1,260 $1,617 $1,974 $2,269 $2,927 $3,478 $4,346 $4,557 2015 2016 2017 2018 2019 2020 2021 2022 3Q23 Organic Acquired Assets Proven ability to consistently generate robust annual asset growth primarily in the Twin Cities market Asset growth has almost exclusively been organic, with the exception of a small bank acquisition in 2016 Dollars in millions Ongoing evaluation of potential M&A opportunities to support future growth

Managing Loan Growth in the Current Environment

BRIDGEWATER BANCSHARES, INC.

While Unique Catalysts Have Created Robust Loan Growth Opportunities Over the Past Several Years...



19.4% CAGR
$1,912
$2,326
$2,819
$3,569
$3,722
2019
2020
2021
2022
3Q23

- Strong brand presence and relationships in the market allow us to get in front of high-quality clients and deals
- Operating in a competitive "sweet spot" in the Twin Cities – financing larger deals than community banks, but under the radar of the larger banks
- M&A-related market disruption resulting in client and banker acquisition opportunities
- Expansion of talented lending and business services teams

...We Are Thoughtfully Managing Loan Growth in the Current Environment



10.1% YoY Growth
$3,380
$3,569
$3,684
$3,736
$3,722
3Q22
4Q22
1Q23
2Q23
3Q23

- **3Q23 loan balances down $13.9M, or 1.5% annualized**
- **YTD loan growth of $152.8M, or 5.7% annualized**
- Actively managing the balance sheet to better align with funding outlook
- More selective by focusing on high quality transactions with seasoned clients
- Leveraging sales of participations on new originations
- Increased payoffs and paydowns muted loan growth in 3Q23
- Expect limited near-term loan growth in the current environment to position the balance sheet for more profitable longer term growth

Dollars in millions

14

CRE NOO 26% Multifamily 37% C&D 10% C&I 12% CRE OO 4% 1-4 Family 11% Consumer & Other 0% Well-Diversified Loan Portfolio With a Commercial Focus 15 CRE NOO 27% Multifamily 21% C&D 15% C&I 13% CRE OO 6% 1-4 Family 18% Consumer & Other 0% $0.8B Evolution of Loan Mix by Type 2015 3Q23 Intentional mix shift toward Multifamily has aligned with the build-out of talent and expertise in the segment, and continued strong performance Track Record of Successfully Managing Higher Concentrations of CRE and Multifamily Loans Multifamily / Bank Risk-Based Capital CRE (ex. Multifamily) / Bank Risk-Based Capital • Remain comfortable with current CRE concentration levels • CRE concentration (ex. Multifamily) below 300% of bank capital • View Multifamily separate from traditional CRE given its lower risk profile • No net charge-offs over the past five years • Only $62K of net charge-offs since inception $3.7B 354% 333% 318% 304% 313% 266% 264% 258% 241% 180% 164% 185% 177% 204% 190% 219% 257% 254% 534% 497% 503% 480% 517% 456% 483% 515% 495% 2015 2016 2017 2018 2019 2020 2021 2022 3Q23

Strong Diversification Across Key Loan Portfolios

Bridgewater Bancshares, Inc.

	Multifamily	CRE Nonowner Occupied	Construction & Development	C&I
Size	$1,379M  37% of portfolio	$951M  26% of portfolio	$359M  10% of portfolio	$459M  12% of portfolio
YoY Growth	↑ 12%	↑ 6%	↑ 7%	↑ 11%
Competitors	JPMorgan Chase, agency lenders, local banks and credit unions	Local banks, life insurance companies	Local banks	Local banks, regional banks
Go-to-Market Strategy	Bank of choice in the Twin Cities market due to proven expertise and service model	Knowledgeable lenders with efficient closing processes and ample capacity	Strong team focused on creating additional client opportunities	Responsive support, simple solutions and the local touch entrepreneurs are looking for
Growth Outlook	Continued appetite given expertise and market opportunities	Selective growth appetite given the current environment	Limited new growth with balances migrating to other portfolios following the construction phase	Increased focus on expanding C&I to increase diversification
Key Stats	$3.2M Avg. Loan Size; 66% Weighted Avg. LTV; 100% Loans with Pass Rating	$2.1M Avg. Loan Size; 59% Weighted Avg. LTV; 96% Loans with Pass Rating	$1.2M Avg. Loan Size; 65% Weighted Avg. LTV; 0.00% 5-Year NCOs	$544K Avg. Loan Size; 0.04% 5-Year NCOs; 98% Loans with Pass Rating

Portfolio Diversification


Unit Type
5-19 Units 11%
20-49 Units 25%
50-99 Units 28%
100+ Units 36%


Property Type
Industrial 24%
Office 20%
Retail 16%
Senior Housing 14%
Medical Office 9%
Hotel 1%
Restaurant 2%
Other 14%


Property Type
Residential 18%
Multifamily 41%
CRE Other 18%
Land 23%


Industry
Other 10%
RE, Rental and Leasing 42%
Constr. 16%
Manufact. 10%
Finance & Ins. 7%
Prof. Services 7%
Accom. & Food Service 2%
Trade 6%

Data as of September 30, 2023

16

Managing CRE and Office-Related Risk 17 1 Excludes medical office of $87M at September 30, 2023 Dollars in millions Addressing CRE NOO Repricing Risk • CRE NOO loans primarily located in the Twin Cities market • Ongoing active client engagement • Clients with maturing loans or resetting rates over the next 12 months • Identify situations of possible cash flow strain • Recommend solutions early in the process Well-Managed CRE NOO Office Exposure1 Small CRE NOO Office Portfolio Low Average Loan Size LTVs In-Line with the Total Loan Portfolio 5.2% of Total Loans $2.3M Average Loan Size 62% Weighted Average LTV CRE NOO Office by Geography Twin Cities Suburban 53% Minneapolis-St. Paul CBD 13% Minneapolis-St. Paul Non-CBD 20% Out-of-State 14% $195M • Majority of CRE NOO office exposure in the Twin Cities suburbs • Only 4 loans totaling $35M located in central business districts (CBD) • Only 3 loans totaling $27M outside of Minnesota – out-of-state projects for existing local clients Lower Repricing Risk Fixed-Rate Maturity Schedule Low LTVs 81% are Fixed-Rate $146M Maturing Over the Next 12 Months 59% Weighted Average LTV

Deposit Growth Momentum Returned in a Challenging Funding Environment 18 1 Calculated as the change in ending deposit rate over the change in ending Fed Funds rate from February 2022 to September 2023 Dollars in millions 25% 27% 30% 26% 21% 14% 15% 18% 13% 21% 28% 26% 29% 30% 24% 20% 14% 10% 8% 7% 13% 18% 13% 23% 27% $1,823 $2,502 $2,946 $3,417 $3,676 2019 2020 2021 2022 3Q23 Noninterest-Bearing Transaction Interest-Bearing Transaction Savings and Money Market Time Brokered A Track Record of Strong Deposit Growth … • Strong and growing brand taking market share in the Twin Cities • Expansion of commercial client relationships and treasury management team • New client and banker acquisition opportunities due to M&A disruption • 3Q23 total deposit balances up 10.8% annualized • 3Q23 core deposit1 balances up 11.0% annualized • Impacted by recent bank failures, heightened competition and rising interest rates • Overall mix shift from noninterest-bearing into interest-bearing deposits • Continued to supplement core deposits with wholesale funding to support future loan growth • Loan-to-deposit ratio of 101.3%, down from 108.0% in 1Q23 …Impacted by Recent Industry-Wide Funding Challenges, But Core Deposit Growth Momentum Returned in Mid-2023 29% 26% 22% 21% 21% 15% 13% 18% 20% 21% 33% 30% 27% 24% 24% 9% 8% 8% 8% 7% 14% 23% 25% 27% 27% $3,305 $3,417 $3,411 $3,578 $3,676 3Q22 4Q22 1Q23 2Q23 3Q23 % of Uninsured Deposits (3Q23) 22% Cumulative Total Deposit Beta1 49%

A Spread-Based Revenue Model

BRIDGEWATER BANCSHARES, INC.

Industry-Wide Revenue Headwinds in the Current Environment



$35,482
$1,387
$34,095
$34,631
$1,738
$32,893
$30,510
$1,943
$28,567
$27,287
$1,415
$25,872
$27,147
$1,726
$25,421
3Q22
4Q22
1Q23
2Q23
3Q23
Net Interest Income
Noninterest Income

Comfortable With Current Spread-Based Revenue Model

- Spread-based revenue model with noninterest income typically making up ~5% of total revenue
- Strong track record of revenue growth with a 10% revenue CAGR since 2019
- Largest components of noninterest income include letter of credit fees and customer service fees
- Lack of expense-heavy fee businesses (i.e. mortgage, wealth, etc.) helps to maintain a lower efficiency ratio
- Reviewing opportunities to add incremental noninterest income sources moving forward
- Material increases to noninterest income most likely to come from M&A

Dollars in thousands

19

Net Interest Income Impacted by Managed Loan Growth as NIM Stabilizes 20 $32,599 $31,745 $27,567 $24,928 $24,505 $96 $48 $2 $3 $2 $1,400 $1,100 $998 $941 $914 $34,095 $32,893 $28,567 $25,872 $25,421 3.53% 3.16% 2.72% 2.40% 2.32% 3.38% 3.05% 2.62% 2.31% 2.24% 3Q22 4Q22 1Q23 2Q23 3Q23 Core Net Interest Margin1,2 Net Interest Margin1 Net Interest Income (ex. interest income on loan fees and PPP loans) Interest Income and fees on PPP loans Loan fees Net Interest Income and Margin Trends Net Interest Margin Drivers Core NIM2 down 7 bps Core NIM Stabilization in 3Q23 1 Amounts calculated on a tax-equivalent basis using statutory federal tax rate of 21% 2 Excludes loan fees and PPP loan balances, interest and fees; represents a Non-GAAP financial measure, see Appendix for Non-GAAP reconciliation Dollars in thousands (1) (6) (13) (16) (14) (14) (15) (14) (10) (7) (6) (2) 1 0 Aug. 22 Sep. 22 Oct. 22 Nov. 22 Dec. 22 Jan. 23 Feb. 23 Mar. 23 Apr. 23 May 23 Jun. 23 Jul. 23 Aug. 23 Sep. 23 Core NIM1,2 Expansion (Compression) by Month (bps)

A Highly Efficient Business Model 21 47.4% 49.0% 42.0% 41.5% 51.6% 43.3% 40.5% 41.0% 41.2% 51.7% 59.5% 57.4% 56.5% 56.3% 60.3% 2019 2020 2021 2022 3Q23 YTD BWB Adjusted1 BWB Reported1 An Efficiency Ratio Consistently Well Below Peers 1 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation. 2 Includes publicly-traded banks on major exchanges with total assets between $3 billion and $10 billion as of September 30, 2023 (Source: S&P Capital IQ) What Makes BWB So Efficient? An Efficient Operating Culture With a CRE-Focused, Branch-Light Model ~2x as many assets per FTE employee compared to the peer bank median2 7 Branches (peer bank median2 : 37) ~5x as many assets per branch compared to the peer bank median2 The higher cost of funds associated with a branch-light model is more than offset by lower overall operating expenses Expense Growth Generally In-Line with Assets BWB CAGR Since 2019 Asset Growth Revenue Growth NIE Growth 20% 10% 12% Total Expenses to Average Earning Assets (3Q23 YTD) 1.34% 2.55% 2.56% 1.74% 3.90% 4.29% BWB Peer Bank Average Peer Bank Median2 2 Interest Expense / Avg. Earning Assets NIE / Avg. Earning Assets

Leveraging Recent Technology Investments to Support Growth 22 Client-Facing • Modern platforms and payment options for business and personal clients • Collaborative technology tools integrated into BWB Corporate Center • Cybersecurity threat detection and response Scalable core to support growth outlook Core Banking Platform IT Strategy: improve client interactions, streamline processes, automate activities, and embrace digital transformation IT Decision-Making: driven by unconventional culture, enhancing the client experience and improving organizational efficiencies Recent IT Focus – Make Key Infrastructure Investments to Support Future Growth Loan and Deposit Infrastructure nCino • Enhanced commercial loan origination system that digitizes the end-to-end lending process • Launched in 2022 Salesforce • Enhanced customer relationship management for lending and deposit opportunities • Launched in 2022 Workflow Automation and Analysis ServiceNow • Scalable workflow automation platform to enhance internal efficiencies • Launched in 2020 Snowflake • Real-time data analytics and visualization to support decision-making • Launched in 2021 • Integration of recent technology investments across the organization • Leveraging and embracing these investments to maximize operational efficiencies 2023 IT Focus

Scaling Enterprise Risk Management Across a Growing Organization 23 Manage and mitigate dynamic risks while enhancing shareholder value, being responsive to clients, and delivering simple solutions in unconventional ways BWB Risk Management Philosophy Enterprise Risk Management Attributes in Place Today at BWB • Proactively addressing emerging risks across all risk categories • Continuing to scale a risk framework aligned with growth • Leveraging technology to enhance processes and controls while driving responsiveness • Reinforcing operational and financial resilience through all three lines of defense • Making investments to bolster organizational resiliency and vendor/third-party risk management • Proactively making enhancements to ESG and DEI programs as well as committing to recruitment and retention strategies Making Investments to Proactively Identify and Mitigate Emerging Risks Credit Concentration Risk Information and Cybersecurity Risk Enterprise Risk and Compliance Financial Risk • Strong credit underwriting and administration program • Active credit oversight, analytics and portfolio monitoring as well as building upon the bank’s stress testing capabilities • Expertise and specialization in key portfolios, including multifamily • Investment in enhanced infrastructure and security protocols • Proactively leverage technology to meet the evolving digital needs of clients while maintaining safety and security • Effective risk culture and awareness model with ongoing training initiatives and tabletop simulations • Focus on recruitment and retention of highly skilled risk professionals across the bank • Investments in technology to enable scalable and effective governance and oversight • Proactively monitoring internal and external trends to quantify changes in risk profile • Maintain compliance with evolving regulatory expectations • Monitoring and managing the balance sheet with an eye toward economic and interest rate volatility • Actively monitoring, maintaining and strategically deploying liquidity while developing long-term strategies for capital preservation • Continued investments in internal audit framework and SOX implementation

$22,526 $34,841 $40,020 $47,996 $50,585 1.18% 1.50% 1.42% 1.34% 1.36% 2019 2020 2021 2022 3Q23 Credit Risk Management and Oversight Driving Superb Asset Quality 24 1 Nonaccrual loans plus loans 90 days past due and still accruing and foreclosed assets Dollars in thousands $461 $775 $722 $639 $749 0.02% 0.03% 0.02% 0.01% 0.02% 2019 2020 2021 2022 3Q23 Nonperforming Assets1 Consistently low NPA levels NPAs % of Assets Allowance for Credit Losses Modest CECL Day 1 impact of $650K on January 1, 2023 $205 $435 $(29) $(276) 0.01% 0.02% $111 0.00% (0.01)% 0.00% 2019 2020 2021 2022 3Q23 YTD Net Charge-Offs Cumulative NCOs of $446K since 2019 Net Charge-Offs % of Average Loans $2,695 $15,164 $22,641 $28,049 $35,621 1.01% 4.54% 5.45% 5.52% 6.55% 2019 2020 2021 2022 3Q23 Substandard Loans Composition is relatively evenly split between CRE and C&I Classified Assets % of Total Bank Capital ACL % of Gross Loans

Credit Risk Management Supports Robust Loan Growth 25 5-Year Peak Annual Net Charge-off Ratio vs. Peers 5-Year Peak Nonperforming Assets2 / Assets vs. Peers 0.02% BWB Peer Bank Median1 0.16% 0.03% BWB Peer Bank Median1 0.58% 1 Includes publicly-traded banks on major exchanges with total assets between $3 billion and $10 billion as of September 30, 2023 (Source: S&P Capital IQ) 2 Nonaccrual loans, loans 90 days past due and foreclosed assets Consistent Asset Quality Outperformance vs. Peers Consistent Underwriting Standards Active Credit Oversight Experienced Lending and Credit Teams • Growth continues to primarily be in-market with over 80% of real estate loan balances in the Twin Cities market • No new lending areas or significant changes in portfolio composition – continued focus on multifamily expertise • Growth is a function of enhanced brand, market disruption (M&A), favorable economics and expanding lending staff • No individual lending authorities • Enhanced credit concentration monitoring • Expanded covenant testing and assess repricing risk on maturing loans • 30-89 days past due loans of less than 0.05% for 23 consecutive quarters • Continued build-out of the credit team to support loan growth and credit risk review • Solid lender and credit analyst expertise across segments, geographies and relationships

High Quality Securities Portfolio 26 35% 43% 41% 41% 38% 31% 24% 23% 24% 22% 20% 20% 21% 21% 22% 13% 13% 15% 14% 18% $542 $549 $559 $538 $553 3Q22 4Q22 1Q23 2Q23 3Q23 Mortgage-Backed Securities Municipal Bonds Corporate Securities Other Securities Available for Sale Portfolio AAA, 23% AA, 46% A, 3% BBB, 13% NR, 15% Rating Mix Derivatives Portfolio Offsetting AOCI Impact $(47,884) $(62,216) $28,581 $34,145 $(17,942) $(23,766) 4Q22 3Q23 MTM Securities MTM Derivatives Net Impact on AOCI1 • No held-to-maturity securities • Securities portfolio average duration of 5.0 years • Average securities portfolio yield of 4.39% • Unrealized losses on AFS securities were 15.0% of stockholders’ equity • AOCI / Total RBC of 4.0% vs. peer bank median of 9.2%2 1 Includes the tax-effected impact of $7,232 in 4Q22 and $9,583 in 3Q23 2 2Q23 median for publicly-traded banks on major exchanges with total assets between $3 billion and $10 billion (Source: S&P Capital IQ) Dollars in thousands

Ample Liquidity and Borrowing Capacity 27 1 Excludes $164M of pledged securities at September 30, 2023 Dollars in millions 14.0% 13.7% 10.9% 9.6% 10.2% 20.1% 17.0% 30.9% 33.1% 37.6% $1,409 $1,380 $1,924 $1,962 $2,181 3Q22 4Q22 1Q23 2Q23 3Q23 Off-Balance Sheet Liquidity as a % of Assets On-Balance Sheet Liquidity as a % of Assets Liquidity Position with 2.7x Coverage of Uninsured Deposits Diverse Liquidity Mix 2023 YTD Liquidity Actions • Added $801M of on- and off-balance sheet liquidity YTD • $864M increase in borrowing capacity with the FRB following additional loan and securities pledging • $125M increase in FHLB borrowing capacity • $30M increase to cash and cash equivalents • Did not utilize any borrowings from the Discount Window or the Bank Term Funding Program (BTFP) in 2023 YTD Funding Source 9/30/2023 12/31/2022 Change Cash $ 78 $ 4 8 $ 3 0 Unpledged Securities1 389 549 (160) FHLB Capacity 516 391 125 FRB Discount Window 1,022 158 864 Unsecured Lines of Credit 150 208 (58) Secured Line of Credit 26 26 (0) Total $ 2,181 $ 1,380 $ 801 Available Balance

Prudent Capital Management 28 Total Risk-Based Capital Common Equity Tier 1 Capital Capital Ratios Supported by Profitability and Capital Markets Activity Tangible Common Equity to Tangible Assets1 1 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation. BWB Capital Priorities Tier 1 Leverage Ratio 1 2 3 Organic Growth Share Repurchases M&A 4 Dividends Drive profitability by supporting a robust and proven organic loan growth engine Opportunistically return capital to shareholders by buying back stock based on valuation, capital levels and other uses of capital; being more cautious in the current environment Review and evaluate corporate development opportunities that complement BWB’s business model Have not historically paid a common stock dividend given robust loan growth opportunities 9.98% 9.55% 9.41% 9.47% 9.62% 8.47% 8.40% 8.48% 8.72% 9.07% 13.78% 13.15% 13.25% 13.50% 13.88% 7.57% 7.48% 7.23% 7.39% 7.61% 3Q22 4Q22 1Q23 2Q23 3Q23

Near-Term Expectations 29 • Limited near-term loan growth in the current environment; position the balance sheet for more profitable longer term growth • Focus on aligning loan growth more closely with core deposit growth over time • Continued core deposit growth over time, but may not be linear quarter-over-quarter • Target loan-to-deposit ratio between 95% and 105% Balance Sheet Growth • Near-term stabilization as net interest margin compression continues to slow • Dependent on the path of interest rates, shape of the yield curve, and pace of core deposit growth and loan payoffs Net Interest Margin • Ongoing noninterest expense growth, with continued investments in people and technology initiatives • Noninterest expense growth aligned with asset growth over time • Maintain lower provision expense given unfunded commitment decline and limited near-term loan growth outlook Expenses • Build tangible common equity and CET1 ratios, aided by retained earnings and limited pace of loan growth • Ongoing evaluation of potential share repurchases Capital Levels

2023 Strategic Priorities – Positioning for Long-Term Success 30 Manage High Quality Balance Sheet Growth 1 2 3 4 Maintain High Efficiency While Investing in the Business Continue Scalability of ERM Function, Including Proactive Assessment of Asset Quality Risks Implement Longer Term Strategic Readiness Initiatives • Slower pace of balance sheet growth in the current environment • Manage the balance sheet to optimize net interest income • Increase emphasis on generating core deposit growth to support loan growth over the course of 2023 • Identify opportunities to better manage the discretionary spend to align expense growth with a slower pace of asset growth • Continue to invest in people and technology • Make proactive investments to scale the business and position for longer-term growth • Continued build-out of the enterprise risk management function, including enhanced stress testing capabilities • Ongoing monitoring of the loan portfolio for signs of credit weakness given the economic uncertainty heading into 2023 • Expand covenant testing and assess repricing risk on maturing loans • Complete CECL adoption in early 2023 • Expand C&I function to support further diversification of the loan portfolio and new deposit growth channels over time • Continue evaluating potential M&A opportunities and be ready to act as the right opportunity becomes available Year-to-Date Progress Core deposit growth outpaced loan growth over the past two quarters YTD NIE growth of 6.0% (vs. 2022), compared to YoY asset growth of 10.4% Ongoing 12-month forward assessment of loan covenants and repricing risks Expanding C&I outreach to targeted verticals including women business leaders and entrepreneurs

APPENDIX 31

3Q23 Earnings Highlights

BRIDGEWATER BANCSHARES, INC.

Diluted EPS	Return on Average Assets	Return on Avg. Tangible Common Equity[1]	Efficiency Ratio[1]	Nonperforming Assets to Total Assets
$0.30	0.85%	9.92%	56.5%	0.02%

Net Interest Margin Shows Signs of Stabilization

- Net interest margin (NIM) of 2.32%, down 8 bps from 2Q23
- September 2023 NIM of 2.30%, down 3 bps from June 2023 NIM of 2.33%
- Yield on interest-earning assets of 5.14%, up 8 bps from 2Q23
- Total cost of funds of 3.10%, up 19 bps from 2Q23

Enhanced Balance Sheet Composition

- Deposit balances up $97.6 million, or 10.8% annualized, from 2Q23, including core deposit[2] growth of 11.0% annualized
- Borrowings declined $162.4 million, or 29.5%, from 2Q23, with no overnight borrowings as of September 30, 2023
- Loan balances declined $13.9 million, or 1.5% annualized, from 2Q23, impacted by increased payoffs and paydowns
- Loan-to-deposit ratio of 101.3%, down from 104.4% at June 30, 2023

Well-Controlled Expenses YTD

- Noninterest expense up $1.0 million, or 6.7%, from 2Q23
- 2023 YTD noninterest expense up $2.5 million, or 6.0%, from 2022 YTD
- Noninterest expense to average assets of 1.35% annualized, up 6 bps from 2Q23

Superb Asset Quality

- Annualized net charge-offs to average loans of 0.01%, up 1 bp from 2Q23
- Nonperforming assets to total assets of 0.02%, in-line with 2Q23
- No provision for credit losses; well-reserved with allowance to total loans of 1.36%

[1] Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation
[2] Core deposits are defined as total deposits less brokered deposits and certificates of deposit greater than $250,000

32

Reconciliation of Non-GAAP Financial Measures – Efficiency, TCE, TBV, NIM

BRIDGEWATER BANCSHARES, INC.

Efficiency Ratio	December 31, 2019	December 31, 2019*	December 31, 2020	December 31, 2020*	December 31, 2021	December 31, 2021*	December 31, 2022	December 31, 2022*	3Q23	3Q23*
	As of and for the year ended,								Year-to-date	
Noninterest Expense	$ 36,932	$ 36,932	$ 45,387	$ 45,387	$ 48,095	$ 48,095	$ 56,620	$ 56,620	$ 43,921	$ 43,921
Less: Amortization of Tax Credit Investments	-	(3,225)	-	(738)	-	(562)	-	(408)	-	(341)
Less: Debt Prepayment Fees	-	-	-	(7,043)	-	(582)	-	-	-	-
Less: Amortization Intangible Assets	(191)	(191)	(191)	(191)	(191)	(191)	(191)	(191)	(91)	(91)
Adjusted Noninterest Expense	$ 36,741	$ 33,516	$ 45,196	$ 37,415	$ 47,904	$ 46,760	$ 56,429	$ 56,021	$ 43,830	$ 43,489
Net Interest Income	$ 74,132	$ 74,132	$ 87,964	$ 87,964	$ 109,509	$ 109,509	$ 129,698	$ 129,698	$ 79,860	$ 79,860
Noninterest Income	3,826	3,826	5,839	5,839	5,309	5,309	6,332	6,332	5,084	5,084
Less: FHLB Advance Prepayment Income	-	-	-	-	-	-	-	-	-	(792)
Less: (Gain) Loss on Sales of Securities	(516)	(516)	(1,503)	(1,503)	(750)	(750)	(82)	(82)	6	6
Adjusted Operating Revenue	$ 77,442	$ 77,442	$ 92,300	$ 92,300	$ 114,068	$ 114,068	$ 135,948	$ 135,948	$ 84,950	$ 84,158
Efficiency Ratio	47.4%	43.3%	49.0%	40.5%	42.0%	41.0%	41.5%	41.2%	51.6%	51.7%

Tangible Common Equity & Tangible Common Equity/ Tangible Assets	December 31, 2019	December 31, 2020	December 31, 2021	December 31, 2022	3Q23
	As of and for the year ended,				
Total Shareholders' Equity	$ 244,794	$ 265,405	$ 379,272	$ 394,064	$ 415,960
Less: Preferred Stock	-	-	(66,514)	(66,514)	(66,514)
Total Common Shareholders' Equity	244,794	265,405	312,758	327,550	349,446
Less: Intangible Assets	(3,487)	(3,296)	(3,105)	(2,914)	(2,823)
Tangible Common Equity	$ 241,307	$ 262,109	$ 309,653	$ 324,636	$ 346,623
Total Assets	$ 2,268,830	$ 2,927,345	$ 3,477,659	$ 4,345,662	$ 4,557,070
Less: Intangible Assets	(3,487)	(3,296)	(3,105)	(2,914)	(2,823)
Tangible Assets	$ 2,265,343	$ 2,924,049	$ 3,474,554	$ 4,342,748	$ 4,554,247
Tangible Common Equity/Tangible Assets	10.65%	8.96%	8.91%	7.48%	7.61%

Net Interest Margin		As of and for the quarter ended, September 30, 2023
Net Interest Income (Tax-Equivalent Basis)	$	25,822
Less: Loan Fees		(914)
Less: PPP Interest and Fees		(2)
Core Net Interest Margin	$	24,906
Average Interest Earning Assets	$	4,416,424
Less: Average PPP Loans		(828)
Core Average Interest Earning Assets	$	4,415,596
Core Net Interest Margin		2.24%

Tangible Book Value Per Share	December 31, 2018	December 31, 2019	December 31, 2020	December 31, 2021	December 31, 2022	3Q23
	As of and for the year ended,					
Book Value Per Common Share	$ 7.34	$ 8.45	$ 9.43	$ 11.09	$ 11.80	$ 12.47
Less: Effects of Intangible Assets	(0.12)	(0.12)	(0.12)	(0.11)	(0.11)	(0.10)
Tangible Book Value Per Common Share	$ 7.22	$ 8.33	$ 9.31	$ 10.98	$ 11.69	$ 12.37
Total Common Shares	30,097,274	28,973,572	28,143,493	28,206,566	27,751,950	28,015,505

* Efficiency Ratio is adjusted to exclude the historic tax credit amortization, debt prepayment fees and FHLB advance prepayment income

Dollars in thousands

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